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                                                                     Exhibit 5.1

April 26, 2005

MetLife, Inc.
200 Park Avenue
New York, New York 10166

      Re: Registration of Securities

Ladies and Gentlemen:

      I am Chief Counsel - General Corporate of Metropolitan Life Insurance Company, a New York stock life insurance company, and have acted as counsel for MetLife, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the following securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"); (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (iii) shares of preferred stock, par value of $0.01 per share (the "Preferred Stock"); (iv) depositary shares (the "Depositary Shares") in the form of fractional interests in Debt Securities or fractional shares of the Common Stock or Preferred Stock in each case evidenced by depositary receipts (the "Receipts"); (v) shares of common stock, par value $0.01 per share (the "Common Stock"); (vi) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities registered under the Registration Statement (the "Warrants"); (vii) contracts for the purchase and sale of Debt Securities, Preferred Stock, Common Stock or other securities registered under the Registration Statement (the "Purchase Contracts"); (viii) units, consisting of any combination of securities registered under the Registration Statement or debt obligations of third parties, including United States Treasury Securities (the "Units"); and (ix) guarantees (the "Guarantees") of Preferred Securities, as described below. The Registration Statement also relates to the preferred securities of each of MetLife Capital Trust II and MetLife Capital Trust III (the "Preferred Securities" and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Receipts, the Warrants, the Purchase Contracts, the Units and the Guarantees, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

      The Debt Securities may be issued in one or more series pursuant to an Indenture relating to Senior Debt Securities dated as of November 9, 2001, an indenture to be entered into in the form of indenture relating to Senior Debt Securities included as Exhibit 4.1(b) to the Registration Statement, or in one of the forms of indenture relating to Subordinated Debt Securities included as Exhibits 4.2(a) and 4.2(b) to the Registration Statement (as each such indenture may be amended or supplemented, an "Indenture" and together the "Indentures"), each of which is or is contemplated to be between the Company and J.P. Morgan Trust Company, National
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Association (as successor to Bank One Trust Company, N.A.), as trustee, and each of which is incorporated by reference in the Registration Statement.

      The Preferred Securities may be issued by MetLife Capital Trust II and MetLife Capital Trust III (the "Trusts") pursuant to an Amended and Restated Declaration of Trust, forms of which are incorporated by reference in the Registration Statement.

      The Depositary Shares evidenced by Receipts may be issued pursuant to a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary, which will be filed as an exhibit to the Registration Statement when such Depositary Shares are issued.

      The Warrants may be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company, as Warrant Agent, (each a "Warrant Agreement"), a form of which will be filed as an exhibit to the Registration Statement when such Warrants are issued.

      The Guarantees may be issued pursuant to Preferred Securities Guarantee Agreements (each a "Guarantee Agreement") to be entered into between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee, the forms of which are included as exhibits to the Registration Statement.

      The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement to be entered into between the Company and a bank or trust company as Purchase Contract Agent and a Pledge Agreement to be entered into among the Company, a Purchase Contract Agent and a bank or trust company as Collateral Agent, Custodial Agent and Securities Intermediary, each of which will be filed as an exhibit to the Registration Statement when such Purchase Contracts are issued.

      The Units may be issued pursuant to a Unit Agreement to be entered into between the Company and a bank or trust company as Unit Agent, a form of which will be filed as an exhibit to the Registration Statement when such Units are issued.

      In connection with the foregoing, I or other in-house attorneys of the Company and its subsidiaries over whom I exercise general supervisory authority have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such records of the Company, and such agreements, letters or certificates as to matters of fact of public officials, certificates of officers or other representatives of the Company and others, and such other agreements, instruments, statements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

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      Where I have not independently established or verified facts material to the opinions hereinafter expressed, I have relied upon oral or written statements, certificates, opinions and representations of officers and other representatives of the Company and others.

      Based on and subject to the limitations, assumptions, qualifications and exceptions set forth herein, it is my opinion that:

      1. Debt Securities. The execution and delivery of the Indentures have been duly authorized by the Company. Assuming that any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which Debt Securities may be issued, such Debt Securities (including any Debt Securities that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      2. Preferred Stock. Assuming that the shares of Preferred Stock and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of a class or series of Preferred Stock have been duly and properly authorized for issuance and Certificate of Designations to the Amended and Restated Certificate of Incorporation of the Company classifying the shares of Preferred Stock and setting forth the terms thereof have been filed with the Delaware Secretary of State and accepted for record, and (iii) certificates for the shares of Preferred Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

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      3.    Depositary Shares. Assuming that the Receipts and Depositary Shares and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the respective Deposit Agreement has been duly authorized, executed and delivered, (iii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with such Deposit Agreement relating to such Depositary Shares and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv)(a) the Debt Securities relating to such Depositary Shares have been duly and properly authorized for issuance as contemplated in paragraph 1 above or (b) the shares of Preferred Stock or of Common Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and non-assessable as contemplated in paragraph 2 or 4 herein, as the case may be, (v) such Preferred Stock or Common Stock or the Debt Securities have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and the terms of any Offered Securities pursuant to which the Debt Securities or shares of Preferred Stock or Common Stock, as the case may be, may be issued, and (vi) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Stock or Common Stock or the Debt Securities as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Deposit Agreement, any underwriting agreement and the terms of any Offered Securities relating to such issuance, such Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

      4. Common Stock. Assuming that the shares of Common Stock and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any shares of Common Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and non-assessable.

      5. Warrants. Assuming that the issuance and terms of the Warrants and the terms of the offering thereof and related matters have been duly authorized, when (i) the

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            Registration Statement has become effective under the Securities
            Act, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      6. Purchase Contracts. Assuming that the Purchase Contracts and the terms of the offering thereof and related matters have been duly authorized (including authorization of the issuance of the securities to be issued pursuant to the Purchase Contracts) and its terms are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement related to such issuance, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

      7. Units. Assuming that the Units and the terms of the offering thereof and related matters have been duly authorized, and its terms are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the other Offered Securities that are a component of such Units have been duly and properly authorized for issuance and, in the case of Common Stock and Preferred Stock, are fully paid and non-assessable, (iii) in the case of Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (iv) the Units have been duly executed, authenticated, and if required, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement related to such issuance, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

      8. Guarantees. Assuming that the Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Registration Statement has become effective under

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            the Securities Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered and its terms are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) Preferred Securities have been duly authorized for issuance by the applicable Declaration of Trust, as the same may be amended or restated from time to time, and (iv) the Preferred Securities have been duly issued, are fully paid and non-assessable and delivered by the applicable Trust as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement related to such issuance and paid for, such Guarantees will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

      The opinions expressed above are subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of:
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Issues addressed by this letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually govern. In addition, the opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where (i) the guaranteed obligations are materially modified without the consent of the guarantor or (ii) the beneficiary releases the primary obligor.

      I express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities. Without limiting the generality of the foregoing, except as set forth herein, I express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

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      I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of my name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus, including the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Offered Securities. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Richard S. Collins
                                        Chief Counsel - General Corporate
                                        Metropolitan Life Insurance Company

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